                                                    Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91229, 333-125237, 333-190295, 333-197754, 333-237554, 333-231466 and 333-258689) of CIRCOR International, Inc. of our report dated March 30, 2020, except for the change in reportable segments discussed in Note 19 to the consolidated financial statements, as to which the date is March 15, 2021 and except for the effects of the restatement discussed in Note 2, as to which date is July 26, 2022, relating to the financial statements which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2022